                           NONCOMPETITION AGREEMENT
                           ------------------------


     THIS NONCOMPETITION AGREEMENT (this "Agreement"), is made and entered into on this 1st day of November, 1996, by and among ALBERT W. BUCKLEY, JR., an individual resident of the State of Tennessee ("Executive"), and the Company (as herein defined).


                             W I T N E S S E T H:
                             - - - - - - - - - -


     WHEREAS, on the date hereof, the Company is entering into a series of related transactions pursuant to which it will acquire, and obtain the contractual right to acquire, substantially all of the real estate and operating assets of NWI Warehouse Group, L.P. and Buckley & Company Real Estate, Inc.;

     WHEREAS, as a condition to the consummation of the transactions described above, the parties hereto desire to enter into certain agreements restricting the activities of Executive in an effort to eliminate potential conflicts of interest that may arise in the future, to protect the Company's legitimate business interests, i.e., the value of its business and its good will, and for other business purposes.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

          1.   Definitions.  Capitalized terms used herein shall have the
               -----------
meanings set forth below:

          "Affiliate" means (i) any entity directly or indirectly controlling, controlled by, or under common control with Executive, and (ii) each other entity in which Executive, directly or indirectly, owns any controlling interest or of which Executive serves as a general partner.

          "Agreement" means this Noncompetition Agreement, including any amendments hereto made in accordance with Section 9(d) hereof.

          "Company" means Weeks Corporation, a Georgia corporation, Weeks Realty, L.P., a Georgia limited partnership, Weeks Realty Services, Inc., a Georgia corporation, Weeks Construction Services, Inc, a Georgia corporation, Weeks GP Holdings, Inc., a Georgia corporation, Weeks LP Holdings, Inc., a Georgia corporation, and any other entity under the common control of Weeks Corporation and their respective successors.

          "Effective Date" means the date as of which this Agreement is executed.

          "Employment Agreement" shall mean the Employment Agreement, of even date herewith, between Executive and Weeks Corporation.

          "Industrial or Office Property" means any real property on which a distribution facility, service center and/or office building development has been constructed or is now or hereafter proposed to constructed (for example, and not by way of limitation, a property of the type managed by the Company).

          "Managerial Responsibilities" means managerial and supervisory responsibilities and duties of the kind contemplated by the Employment Agreement or otherwise substantially similar to those that Executive has performed for the Company at any time during his employment by the Company or, in the event that Executive's employment by the Company is terminated, within two years immediately prior thereto.

          "Restricted Period" means from the Effective Date until the later of
(a) the third anniversary of the Effective Date or (b) one year following the end of Executive's employment by the Company, subject to the provisions of
Section 4 hereof.

          "Territory" means the standard metropolitan statistical area for Nashville, Tennessee.

          2.   Noncompetition. Without the prior written consent of the Company,
               --------------
Executive will not, during the Restricted Period, serve as an officer, director, or partner of, or own any interest in, or engage in any Managerial Responsibilities for or on behalf of, any corporation, partnership, venture, or other business entity that engages, directly or indirectly, in the development, operation, management, leasing, construction, or landscaping of an Industrial or Office Property within the Territory; provided however, that notwithstanding the foregoing (i) Executive may acquire an interest in any such entity so long as the nature of any such interest does not afford Executive, acting alone or in concert with any other person or persons the power to influence in any material fashion the decision making processes of the entity in which such interest is held, (ii) Executive may serve as an employee, director, partner, officer or stockholder of the Company, and (iii) Executive may serve in the respective capacity shown on Schedule A hereto for the entities identified on Schedule A,
                  ----------                                       ----------
and to discharge Executive's fiduciary and contractual duties and obligations with respect thereto, even though such entities (or one or more entities in which or over which one or more of the entities shown on Schedule A has an
                                                         ----------
investment or exercises control) may directly compete with the Company, provided Executive shall not engage in any activity with respect to any such entity that would negate or materially limit the benefits to the Company of the restrictions, prohibitions, and provisions to which Executive otherwise is subject pursuant hereto.

          3. (a)  Antipirating of Employees.  Executive will not, within the
                  -------------------------
Territory and during the Restricted Period, employ or seek to employ on his own behalf or on behalf of any other person, firm or corporation that engages, directly or indirectly, in the development, operation, management, leasing, construction, or landscaping of an Industrial or Office Property, any person who was employed as an employee by the Company in an executive, managerial, or supervisory capacity during the term of Executive's employment by the Company and who has not thereafter ceased to be employed by the Company for a period of at least one (1) year.

          (b)  Nonsolicitation of Customers.  Executive will not, within the
               ----------------------------
Territory and during the Restricted Period, solicit or seek to solicit on his own behalf or on behalf of any other person, firm or corporation that engages, directly or indirectly, in the development, operation, management, leasing, construction, or landscaping of an Industrial or Office Property, any customer of the Company who is a customer of the Company at any time during Executive's employment by the Company.

          (c)  Trade Secrets and Confidential Information.  Executive hereby
               ------------------------------------------
agrees that he will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose, any Trade Secret, as defined hereinafter, that Executive may have acquired during the term of his employment by the Company for so long as such information remains a Trade Secret. The term "Trade Secret" as used in this Agreement shall mean information, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers that:

          (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

          (ii) is the subject of reasonable efforts by the Company to maintain its secrecy.

     In addition to the foregoing and not in limitation thereof, Executive agrees that during the period of his employment by the Company and for a period of one (1) year thereafter, he will hold in a fiduciary capacity for the benefit of the Company and shall not directly or indirectly use or disclose, any Confidential or Proprietary Information, as defined hereinafter, that Executive may have acquired (whether or not developed or compiled by Executive and whether or not Executive was authorized to have access to such Information) during the term of, in the course of, or as a result of his employment by the Company. The term "Confidential or Proprietary Information" as used in this Agreement means any secret, confidential, or proprietary information of the Company not otherwise included in the definition of "Trade Secret" above. The term "Confidential and Proprietary Information" does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company.

          (d) At the termination of Executive's employment under the Employment Agreement, Executive shall return to the Company all documentation and other tangible materials in his possession containing Trade Secrets or Confidential Information.

          4.   Adjustments to Restricted Period.  If Executive's employment
               --------------------------------
under the Employment Agreement is terminated and such termination is a No Cause Termination or an Employee-Initiated Termination (as defined in the Employment Agreement), the Restricted Period shall continue until what would have been (absent such termination) the end of Executive's then current term of employment under such Employment Agreement; provided, however, that in no event shall such Restricted Period be less than one year from the date of such termination so long as Executive is paid his "Base Salary" (as defined in the Employment Agreement) in effect on the date of such termination during such continuation of the Restricted Period.

          5.   Reasonable and Necessary Restrictions.  Executive acknowledges
               -------------------------------------
that the restrictions, prohibitions and other provisions hereof, including without limitation the Territory and Restricted Period, are reasonable, fair and equitable in scope, terms and duration, are necessary to protect the legitimate business interests of the Company, and are a material inducement to the Company to enter into the transactions contemplated in the recitals hereto. Executive covenants that he will not challenge the enforceability of this Agreement nor will he raise any equitable defense to its enforcement.

          6.   Restrictions In Addition to Employment Agreements.  Executive
               -------------------------------------------------
acknowledges that the restrictions, prohibitions and other provisions hereof shall be in addition to and not in substitution of the restrictions, prohibitions and other provisions of the Employment Agreement, as such agreement shall be amended and supplemented from time to time.

          7.   Specific Performance.  Executive acknowledges that the
               --------------------
obligations undertaken by him pursuant to this Agreement are unique and that the Company likely will have no adequate remedy at law if Executive shall fail to perform any of his obligations hereunder, and Executive therefore confirms that the Company's right to specific performance of the terms of this Agreement is essential to protect the rights and interests of the Company. Accordingly, in addition to any other remedies that the Company may have at law or in equity, the Company shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by Executive, and the Company shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by Executive, and Executive submits to the jurisdiction of the courts of the State of Tennessee for this purpose.

          8.   Operations of Affiliates.  In addition to and without in any way
               ------------------------
limiting any of the other provisions of this Agreement, Executive agrees that he will refrain from authorizing any Affiliate to perform any activities that would be prohibited by the terms of this Agreement if they were performed by Executive. Notwithstanding anything to the contrary contained in this Section 8 (or in any other section of this Agreement), Executive shall not be required by the terms of this

Agreement to violate any fiduciary or contractual duty he owes as a director or officer of a corporation, as a partner of a partnership, as a trustee of a trust, or as a controlling person, manager or fiduciary of any other person or entity.

          9.   Miscellaneous Provisions.
               ------------------------

          (a)  Binding Effect.  Subject to any provisions hereof restricting
               --------------
assignment, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors, assigns, heirs, and personal representatives. None of the parties hereto may assign any of his or its rights under this Agreement or attempt to have any other person or entity assume any of his or its obligations hereunder.

          (b)  Severability.  If fulfillment of any provision of this Agreement,
               ------------
at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective to the extent of such invalidity, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

          (c)  Governing Law.  This Agreement, the rights and obligations of the
               -------------
parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Tennessee, not including the choice-of-law rules thereof.

          (d)  Amendment; Waiver.  Except as otherwise expressly provided in
               -----------------
this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto. Any waiver by any party or consent by any party to any variation from any provision of this Agreement shall be valid only if in writing and only in the specific instance in which it is given, and such waiver or consent shall not be construed as a waiver of any other provision or as a consent with respect to any similar instance or circumstance.

          (e)  Headings.  Section and subsection headings contained in this
               --------
Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

          (f)  Pronouns.  All pronouns and any variations thereof shall be
               --------
deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

          (g)  Arbitration.  If a dispute arises between the parties, then the
               -----------
parties agree that their respective representatives shall meet and consult in good faith and attempt to settle the dispute, within thirty (30) days of written notice thereof, as a condition precedent to the initiation of arbitration proceedings as set forth below.

     Any dispute, controversy, or claim arising out of or relating to this Agreement, the breach, termination or invalidity thereof, or Executive's noncompetition obligations, including claims of tortious interference or other tort or statutory claims, and including without limitation any dispute concerning the scope of this arbitration clause, shall be settled by arbitration in accordance with the Employment Dispute Arbitration Rules of the American Arbitrators Association then in effect. The judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration under this Agreement shall be held in Nashville, Tennessee, or at such other place as may be selected by mutual agreement of the parties.

     The arbitrator shall be mutually acceptable to the parties, or failing agreement, selected pursuant to the Employment Dispute Arbitration Rules of the American Arbitrators Association. The parties intend that the arbitrator shall be independent and impartial. To this end, the arbitrator shall disclose to the parties any professional, family, or social relationships, past or present, with any party or counsel.

     Strict rules of evidence shall not apply in any arbitration conducted pursuant to this Agreement. The parties may offer such evidence as they desire and the arbitrator shall accept such evidence as the arbitrator deems relevant to the issues and accord it such weight as the arbitrator deems appropriate. The arbitrator shall have the discretion to order a prehearing exchange of information by the parties, including without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties. No party shall be allowed, however, to take more than one deposition of the opposing party and no deposition shall last longer than six (6) hours. All disputes regarding discovery shall be decided by the arbitrator.

     The arbitrator award shall be in writing and shall specify the factual and legal bases for the award. In rendering the award, the arbitrator shall determine the respective rights and obligations of the parties according to the laws of the State of Tennessee or, if applicable, federal law. The arbitrator shall have the authority to award any remedy or relief that a federal or state court within the State of Tennessee could order or grant.

     Any provisional remedy that would be available from a court of law shall be available from the arbitrator to the parties, pending the arbitrator's determination of the merits of the parties' dispute. This shall include orders of attachment, temporary restraining orders, injunctions, and appointment of a receiver. If the arbitrator issues such an order, either party may immediately apply to a court of competent jurisdiction for enforcement of the order, even though the arbitrator may not have rendered a final award.

     All fees and expenses of the arbitration, including the fees of the arbitrator and the expense of each parties' counsel, experts, witnesses and preparation and presentation of proofs, shall be paid by Company.

     Unless legally required to do so, neither party may disclose the existence, content, or results of any arbitration under this Agreement without the prior written consent of the other party, nor may the arbitrator disclose any such information without the consent of both parties. This provision shall apply to all aspects of the arbitration proceeding, including without limitation, discovery, testimony, other evidence, briefs, and the award.

     It is the specific intent of the parties that this arbitration clause be governed by the Federal Arbitration Act, 9 U.S.C. Section 1 et. seq. ("FAA"); however, if this cause is unenforceable for any reason under the FAA, then the parties intend that it be governed by the provisions of Tenn. Code Ann. Sections 29-5-30 through 29-5-320.

     Both Executive and Company represent and warrant they have read the foregoing Section 9(g), that they have had an opportunity to consult with and receive advice from legal counsel regarding the foregoing Section 9(g), and that they hereby forever waive all rights to assert that this Section 9(g) was the result of duress, coercion, or mistake of law or fact.

     _____ _____  (Initial of both parties in each space).

          (h)  Execution in Counterparts.  This Agreement may be executed in two
               -------------------------
or more counterparts, none of which need contain the signatures of all parties hereto and each of which shall be deemed an original.

     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first set forth above.


                                   WEEKS CORPORATION


                                   By:_______________________________

                                      Title:_________________________


                                   WEEKS REALTY, L.P.

                                   By:  Weeks GP Holdings, Inc, its
                                        sole General Partner


                                   By:_______________________________

                                      Title:_________________________


                                   WEEKS REALTY SERVICES, INC.


                                   By:_______________________________

                                      Title:_________________________

                                   WEEKS CONSTRUCTION SERVICES, INC.


                                   By:_______________________________

                                      Title:_________________________



                                   WEEKS GP HOLDINGS, INC.


                                   By:_______________________________

                                      Title:_________________________



                                   WEEKS LP HOLDINGS, INC.


                                   By:_______________________________

                                      Title:_________________________



                                   __________________________________
                                   ALBERT W. BUCKLEY, JR.

                                   SCHEDULE A
                                   ----------

              Executive may serve as a general partner of NWI X, L.P., the sole general partner of NWI Warehouse Group, L.P. and in that connection (i) complete the properties under development, (ii) discharge NWI's obligations under various contracts with respect to such properties under development and with respect to the Aspen Grove land, I-440 land, and certain other land, and (iii) sell assets of NWI and otherwise discharge the duties and responsibilities as a general partner of NWI X, L.P. in its capacity as the general partner of NWI.

     To the extent that Weeks has refused to accept a Development Property pursuant to any right contained in one the Transaction Documents (as listed on Exhibit A to the First Amendment to the Second Amended and Restated Agreement of Limited Partnership of Weeks Realty), then Executive shall be entitled to operate, develop, market and otherwise conduct business with respect to such Development Property.